                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           AMENDMENT NO.1 TO FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest reported): July 21, 2003

                             Sealant Solutions, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                 0-22954                                65-0952186
        (Commission File Number)             (IRS Employer Identification No.)

                         16 North Main Street, Suite 395
                               New City, NY 10956
               (Address of Principal Executive Offices)(Zip Code)

                                 (845) 634-7979
              (Registrant's Telephone Number, Including Area Code)

                 29 Abbey Lane, Middleboro, Massachusetts 02346
          (Former Name or Former Address, if Changed Since Last Report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

                    Item 1. Changes in Control of Registrant

On July 21, 2003 (the "Effective Date"), Pursuant to a Stock Purchase Agreement and Share Exchange ("Agreement") and Amendment thereto ("Amendment") between Sealant Solutions, Inc., a Delaware corporation with its principal place of business located at 29 Abbey Lane, Middleboro, Massachusetts 02346 ("Sealant" or the "Company") and PowerChannel, Inc., a Delaware corporation with its principal place of business located at 16 North Main Street, Suite 395, New City, New York 10956 ("PowerChannel"), PowerChannel merged into Sealant. Pursuant to the Amendment, the separate existence of PowerChannel ceased to exist and Sealant continued as the surviving corporation. In addition, Sealant has agreed to change its name to Powerchannel, Inc.

Pursuant to the terms of the Agreement, Michael Fasci remained on the Board of Directors of the Company, Edward Fasci resigned from the Company's Board of Directors and Steven Lampert was appointed to fill the vacancy on the Board of Directors of the Company. In addition, Michael Fasci resigned as President and Chief Executive Officer of Sealant and Steve Lampert was appointed as President, Chief Executive Officer, Chief Financial Officer and Secretary of Sealant.

The Acquisition was approved by the unanimous consent of the Board of Directors of Sealant and PowerChannel on July 21, 2003.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by Sealant) at July 21, 2003, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group, prior to and upon completion of this Offering. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

                   NAME OF              SHARES OF
TITLE OF CLASS     BENEFICIAL OWNER     COMMON STOCK     PERCENT OF CLASS
------------------------------------------------------------------------------
5% STOCKHOLDERS

Common             Steven Lampert        4,097,025(1)        36.54%

Common             Michael E. Fasci      1,126,433           10.05%

(1) Includes 254,652 shares held in the name of Karen Lampert, the wife of Steven Lampert.

DIRECTORS AND NAMED EXECUTIVE
OFFICERS


Common             Steven Lampert         4,097,025          36.54%

Common             Michael E. Fasci       1,126,433          10.05%

DIRECTORS AND                             5,223,458          46.59%
OFFICERS AS A
GROUP


The  following is a  biographical  summary of the  directors and officers of the
Company:

Steven Lampert

Steven Lampert was appointed as President, Chief Executive Officer, Chief Financial and Director of the Company on July 21, 2003. Mr. Lampert has been the President and Chief Executive Officer of PowerChannel, Inc. since 1998. In such capacities his responsibilities include managing the day to day operations of the Company and its divisions. Prior to PowerChannel, Mr. Lampert co-founded Long Distance Direct and was its Chief Executive Officer from December 1991. Prior to founding LDDI, Mr. Lampert was President of Comtec, Inc., a New York based telecommunications corporation that pioneered interactive voice-response telephony, from November 1985 through November 1991. Prior to 1985, Mr. Lampert served as a Director of Telecommunications for NBC and Corning Labs. Mr Lampert holds a BA degree from Hunter College, New York. Mr Lampert also serves as Director and Executive Deputy Chairman of PowerChannel Europe and PowerChannel Limited.

Michael Fasci

Michael E. Fasci joined the Company in August, 1998, as a director and has served as Chairman of the Company's Audit Committee since January 1999, and as Chief Executive Officer since August, 2000. Mr. Fasci is the founder, President and Chief Executive Officer of Process Engineering Services, Inc., which has its principal executive offices located in Raynham, Massachusetts. Process Engineering Services, Inc. designs and manufactures pollution recovery equipment for the manufacturing industry with clients worldwide. Since founding the company in 1987, he has grown the company in each successive year to where it is today with annual sales in excess of 1 million. In 1997, Mr. Fasci qualified for, and currently maintains Enrolled Agent status with the Internal Revenue Service. He also has developed a financial consulting and tax practice that serves primarily corporate clients. Mr. Fasci also currently owns and manages a number of other small businesses.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to the Amendment to Stock Purchase Agreement and Share Exchange, PowerChannel merged with and into Sealant and PowerChannel shall cease to exist and Sealant shall continue as the surviving corporation. In addition, Sealant has agreed to change its name to PowerChannel, Inc.

Based on such merger, we have adopted a new business plan. Our principal product is low-cost access to the Internet and the physical hardware to deliver it through the use of the consumer's existing television. It is the only product of its kind focused specifically on the Hispanic market, using a bilingual (English/Spanish) approach to meet the needs of the differing generations within the Hispanic community, and offering value to the subscriber through offers, discounts, coupons and prizes. We have our operations mainly in New York and Los Angeles but aspire to expand throughout the United States and South America.

We believe that our subscription-based business will be profitable. We have formed a number of strategic alliances and commercial relationships designed in aggregate to enable it to offer our services to the Hispanic market, both in the United States and South America, the lowest-cost hardware and access to the Internet available through the television. The alliances and relationships will focus initially on the Los Angeles and New York sectors of the market.

The PowerChannel home page offers the subscriber an English/Spanish language option at the click of a button. Our portal points the subscriber to all the major Hispanic portals and to links with Hispanic commercial, educational and community sites. The reach of our links is designed to embrace the full extent of diverse Hispanic cultural and ethnic interests. As we develop, we will continue to utilize the already existing and successful Hispanic-specific content of others to enhance the practical sense of community that its planned household penetration creates.

The management team has considerable experience in building businesses from a standing start. Most relevant of the varied businesses which between them they have built or managed are companies in telecommunications (where substantial consumer audiences were addressed and captured) and marketing services (where data and data-related marketing services were sold to major international consumer product and services groups). As a team, the present management was responsible for developing the PowerChannel product and service to the point of launch in an associated company in the United Kingdom. The management team also includes a strong Hispanic element, with extensive marketing experience in relation to the Hispanic community in the United States.

We aim to have certain distinct, if not unique, features within a five-year timeframe. These features include the only sub-$100 Internet solution in the US, a core paying subscriber base of 200,000, and an unrivalled focus on the Hispanic community. At the same time, the financial model is designed to generate profits at relatively modest subscriber levels. We believe that demonstration of progress towards achieving its business model will make us an attractive acquisition target for companies in various fields including Internet, marketing services and Hispanic media.

We offer low-cost access to the Internet and the physical hardware to deliver it through the use of the consumer's existing television. The product is targeted specifically at the Hispanic market and primarily to households who are currently not online. A review of the United States consumer market indicates that domestic Internet penetration in certain minority groupings is below 25%. It is these minority groups that we are targeting. We are working with a number of affinity groups and Hispanic organizations to establish marketing programs to attract these minority groups.

We have specifically targeted the Hispanic Community in the United States. The Hispanic population comprises 12.5% of the 283.8 million people in the United States. Despite being the fastest growing minority community in the United States today, Hispanic Americans have the lowest Internet penetration of any major ethnic group. Language barriers are a major deterrent for Hispanics use of the Internet. We offer a Spanish Language option on its product.

We realize that creating strategic alliances are key to building a successful business. Currently, we have alliances with the following businesses:

         o Famsa - one of Mexico's largest retail chains with more than 250 locations, is rapidly expanding a major retail presence in Southern California and other US Hispanic major markets, with 5 stores already open in Southern California and plans for at least fifteen more.

         o Terra Lycos - a global Internet group with a presence in 43 countries in 20 languages, reaching 115 million users per month around the world. The group, resulting from Terra Networks S.A.'s acquisition of Lycos, Inc. in October 2000, operates some of the most popular Web sites in the United States, Canada, Europe, Asia and Latin America, and is the largest access provider in Spain and Latin America.

                  Terra Lycos has the largest global footprint of any Internet portal with more than 140 sites in 41 countries through its network of Web sites as well as through joint venture partnerships. Terra Lycos's financial strength, including a cash balance of more than 2 billion euros, the company is one of the best capitalized Internet companies and is poised to continue with the rapid expansion of its global presence.



         o ESPN Deportes is the world leader in sports news, information and broadcasting targeted to the Spanish speaking markets. ESPN Deportes highlights international sports news and events, with particular attention to Spanish speaking countries and popular Hispanic sports.

         o Wal-Mart is the largest retailer in the US with over 4,000 locations. PowerChannel will be in 6 stores before the end of July and an additional fifty locations by the end of 2003.

We are also in negotiations with several other significant commercial entities that address the Hispanic market in order to extend our strategic alliances in that market.

We have recently received favorable publicity for its product, with features on Telemundo and in the Hispanic press. We have identified our target customer profile as companies that are focusing their marketing efforts on reaching out to ethnic communities such as Hispanics for test marketing, direct sales and market research applications. The United States Hispanic market has become fruitful ground for companies who want to expand their market share or increase revenues. We believe that we will bring the new age of advertising via the Internet into the homes of many Hispanic communities.

Our product was launched by Powerchannel, Inc. in June 2002 and since then has been generating revenues. We have identified marketing approaches that are both economically and sales effective. The marketing approach is a four pronged approach that includes a relationship with Terra Lycos which will enable us to launch in Peru; a relationship with Famsa in both their Los Angeles and Mexico stores; a relationship with Walmart where we will be in 50 locations by the end of 2003; and a relationship with Salton who is a leading domestic designer.

We operate in the same space as many other Internet access companies, such as other computer and TV based ISP services, dial-up ISPs, cable companies, interactive television and other providers of Internet access to the general public. We do not know of any other competitor who is targeting the Hispanic community through low cost TV Internet access. MSN TV is the only realistic provider of through the television Internet access, however, our offering is far lower than the MSN TV package.

Our business involves the collection of consumer data and the distribution of information about consumers to numerous entities, including, to a limited extent, direct marketers. Using the Internet to acquire consumer or household data has created hypersensitivity towards privacy standards in data collection. We believe that our business method of data collection will benefit tremendously from this legislative environment because we only acquire and use data developed from permission-based sources.

We are not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally, such as registering to operate a business within each state or collect sales tax. However, due to the increasing popularity of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet. Our business is also subject to the FCC regulations for compliance with various suitability mandates in order for our set-top boxes to access the public telephone networks such as FCC Part 68 and Underwriter's laboratory for electrical and fire safety. We have utilized highly reputable testing organizations to ensure its compliance with all safety regulations.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

                  POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

TABLE OF CONTENTS
--------------------------------------------------------------------------------




                                                             Page


Independent Auditor's Report                                   1

Consolidated Financial Statements

     Balance Sheets                                            2

     Statements of Operations                                  3

     Statements of Stockholders' Equity (Deficit)              4

     Statements of Cash Flows                                  7

     Notes to Consolidated Financial Statements                8

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                              DECEMBER 31,
                                                         2002              2001
                                                     -----------       -----------
ASSETS

Current assets
   Cash                                              $    65,358       $    26,980
   Inventory                                             693,119                --
   Prepaid expenses and advances                          21,501            52,240
                                                     -----------       -----------

            Total current assets                         779,978            79,220
                                                     -----------       -----------

Property and equipment, net                               34,092            63,589
                                                     -----------       -----------

Investment in PowerChannel Europe PLC                         --           657,857
                                                     -----------       -----------

                                                     $   814,070       $   800,666
                                                     ===========       ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
   Accounts payable to PowerChannel Europe PLC         2,588,521         1,189,963
   Accounts payable - others                         $   703,666       $   375,194
                                                     -----------       -----------

            Total current liabilities                  3,292,187         1,565,157
                                                     -----------       -----------

Convertible notes payable                                280,000           280,000
                                                     -----------       -----------

Stockholders' deficit
   Common stock par value $.001 per share;
     authorized 100,000,000 shares; issued
     and outstanding 21,880,828 shares                    21,880            21,880
   Preferred stock par value $.001 per share;
     authorized 100,000,000 shares; issued
     and outstanding -0- shares                               --                --
   Additional capital                                  4,732,283         4,732,283
   Subscription receivable                               (50,575)          (50,575)
Accumulated other comprehensive income                  (338,348)         (338,348)
   Deficit accumulated during development stage       (7,123,357)       (5,409,731)
                                                     -----------       -----------

            Total stockholders' deficit               (2,758,117)       (1,044,491)
                                                     -----------       -----------

                                                     $   814,070       $   800,666
                                                     ===========       ===========

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------


                                                                        AUGUST 10,1998
                                                                         (INCEPTION) TO
                                          YEAR ENDED DECEMBER 31,          DECEMBER 31,
                                          2002              2001              2002
                                       -----------       -----------       -----------
Gross license fees - PowerChannel
Europe PLC                             $        --       $   335,473       $ 1,894,348

Expenses reimbursed pursuant
to license agreement                            --          (335,473)       (1,884,348)
                                       -----------       -----------       -----------

Net license income                              --                --            10,000
Operating expenses                       1,374,028         1,931,669         4,487,881
                                       -----------       -----------       -----------

Loss before (loss) income from
PowerChannel Europe PLC                 (1,374,028)       (1,931,669)       (4,477,881)
(Loss) income from PowerChannel
Europe PLC                                (339,598)          361,419        (2,645,476)
                                       -----------       -----------       -----------

Net loss                               $(1,713,626)      $(1,570,250)      $(7,123,357)
                                       -----------       -----------       -----------

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------

                                                                YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                                AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                        -----------------------------------------------------------------------------------------
                                                                                             Deficit
                                                                                            Accumulated   Accumulated
                                             Common Stock                                      During        Other
                                        -----------------------   Additional  Subscription   Development Comprehensive
                                          Shares          $        Capital     Receivable       Stage        Income        Total
                                        ----------   ----------   ----------   ----------    ----------    ----------   ----------
Balance at inception
   August 10, 1998                              --          $--          $--          $--           $--    $       --   $       --

Shares issued at December 31,
   1998 pursuant to initial
   capitalization                       17,650,000       17,650           --       (3,350)           --            --       14,300
                                                                                                                        ----------

                                                                                                                            14,300
Comprehensive income (loss)
   Net loss                                     --           --           --           --       (79,169)           --      (79,169)
   Other comprehensive income
     (loss)                                     --           --           --           --            --            --           --
                                                                                                                        ----------
   Comprehensive income (loss)                  --           --           --           --            --            --      (79,169)
                                        ----------   ----------   ----------   ----------    ----------    ----------   ----------

Balance at December 31, 1998            17,650,000       17,650           --       (3,350)      (79,169)           --      (64,869)
                                                                                                                        ----------

Shares issued March 30, 1999
   pursuant to exercise of warrants      2,000,000        2,000      198,000         (200)           --            --      199,800

Shares issued June 7, 1999
   pursuant to initial capitalization    1,019,000        1,019           --       (1,019)           --            --           --

Distribution of shares in
   PowerChannel Limited
   (see Note 4)                                 --           --           --           --            --            --           --

Shares issued November 11, 1999
   pursuant to private placement           500,000          500      249,500           --            --            --      250,000

Shares issued December 31, 1999
   pursuant to agreement
   (see Note 10)                           288,000          288      143,200           --            --            --      143,488
                                                                                                                        ----------
                                                                                                                           593,288

Comprehensive income (loss)
   Net loss                                     --           --           --           --      (801,212)           --     (801,212)
   Other comprehensive income
     (loss)                                     --           --           --           --            --            --           --
                                                                                                                        ----------
   Comprehensive income (loss)                  --           --           --           --            --            --     (801,212)
                                        ----------   ----------   ----------   ----------    ----------    ----------   ----------
Balance at December 31, 1999            21,457,000       21,457      590,700       (4,569)     (880,381)           --     (272,793)
                                                                                                                        ----------


--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------
(Continued)

                                                               YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                               AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                       -----------------------------------------------------------------------------------------
                                                                                            Deficit
                                                                                           Accumulated   Accumulated
                                            Common Stock                                      During        Other
                                       -----------------------   Additional  Subscription   Development Comprehensive
                                         Shares          $        Capital     Receivable       Stage        Income        Total
                                       ----------   ----------   ----------   ----------    ----------    ----------   ----------
Shares issued March 21, 2000
   pursuant to private placement         200,000  $       200  $   199,800  $        --   $        --           $--   $   200,000

Shares issued May 12, 2000 in
   consideration for professional
   services rendered                       4,000            4        9,996           --            --            --        10,000

Shares issued June 2, 2000 in
   consideration for professional
   services rendered                      15,261           15       38,138           --            --            --        38,153

Shares issued June 25, 2000 in
   consideration for professional
   services rendered                      16,667           17       40,322           --            --            --        40,339

Shares issued September 30, 2000 in
   consideration for professional
   services rendered                       4,400            4       10,996           --            --            --        11,000

Additional capital resulting from
   sale of common stock by
   PowerChannel Europe PLC                    --           --    3,103,764           --            --            --     3,103,764

Intrinsic value of beneficial
   conversion feature of
   convertible notes                          --           --      280,000           --            --            --       280,000
                                                                                                                      -----------

                                                                                                                        3,683,256
Comprehensive income (loss)
   Net loss                                   --           --           --           --    (2,959,100)           --    (2,959,100)
   Other comprehensive income (loss) -
     Equity adjustment from
       translation                            --           --           --           --            --      (189,953)     (189,953)
                                                                                                                      -----------

   Comprehensive income (loss)                --           --           --           --            --            --    (3,149,053)
                                      ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2000          21,697,328  $    21,697  $ 4,273,716  $    (4,569)  $(3,839,481)  $  (189,953)  $   261,410
                                      ==========  ===========  ===========  ===========   ===========   ===========   ===========

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
--------------------------------------------------------------------------------
(Continued)


                                                              YEARS ENDED DECEMBER 31, 2002 AND 2001 AND PERIOD
                                                               AUGUST 10, 1998 (INCEPTION) TO DECEMBER 31, 2002
                                       -----------------------------------------------------------------------------------------
                                                                                            Deficit
                                                                                           Accumulated   Accumulated
                                            Common Stock                                      During        Other
                                       -----------------------   Additional  Subscription   Development Comprehensive
                                         Shares          $        Capital     Receivable       Stage        Income        Total
                                       ----------   ----------   ----------   ----------    ----------    ----------   ----------
Shares issued April 13, 2001
   pursuant to private placement           100,000  $       100  $   249,900  $        --   $        --           $--   $   250,000

Shares issued July 24, 2001
   pursuant to private placement            26,400           26       65,974           --            --            --        66,000

Shares issued August 7, 2001
   pursuant to private placement            47,100           47      117,703      (46,006)           --            --        71,744

Shares issued August 14, 2001
   pursuant to private placement            10,000           10       24,990           --            --            --        25,000

                                                                                                                            412,744
Comprehensive income (loss)
     Net loss                                   --           --           --           --    (1,570,250)           --    (1,570,250)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                            --           --           --           --            --      (148,395)     (148,395)
                                                                                                                        -----------

     Comprehensive income (loss)                --           --           --           --            --            --    (1,718,645)
                                        ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2001            21,880,828  $    21,880  $ 4,732,283  $   (50,575)  $(5,409,731)     (338,348)  $(1,044,491)
                                        ==========  ===========  ===========  ===========   ===========   ===========   ===========

Comprehensive income (loss)
     Net loss                                   --           --           --           --    (1,713,626)           --    (1,713,626)
     Other comprehensive income (loss)
       Equity adjustment from
         translation                            --           --           --           --            --            --            --

     Comprehensive income (loss)                --           --           --           --            --            --    (1,713,626)
                                        ----------  -----------  -----------  -----------   -----------   -----------   -----------
Balance at December 31, 2002            21,880,828  $    21,880  $ 4,732,283  $   (50,575)  $(7,123,357)  $  (338,348)  $(2,758,117)
                                        ==========  ===========  ===========  ===========   ===========   ===========   ===========


--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                       AUGUST 10,1998
                                                      YEAR ENDED       YEAR ENDED      (INCEPTION) TO
                                                     DECEMBER 31,     DECEMBER 31,       DECEMBER 31,
                                                         2002              2001              2002
                                                     -----------       -----------       -----------
Cash flows from operating activities
 Net loss                                            $(1,713,626)      $(1,570,250)      $(7,123,357)
  Adjustments to reconcile net loss to net cash
  used in operating activities
    Intrinsic value of beneficial conversion
      feature of convertible notes                            --                --           280,000
    Expense recorded on issuance of
      stock for services                                      --                --            99,452
    Loss (income) on investment in
      PowerChannel Europe PLC                            657,857          (559,722)        2,765,431
    Loss on asset disposal                                20,456               --            20,456
    Depreciation                                          20,243            17,689            58,868
    Change in current operating
      assets and liabilities:
      Increase in inventory                             (693,119)               --          (693,119)
      Decrease (increase) in other assets                 30,739           (42,160)          (21,501)
      Increase (decrease) in
        accounts payable - other                         328,472           225,168           703,666
                                                     -----------       -----------       -----------

            Net cash used in operating
                activities                            (1,348,978)       (1,929,275)       (3,910,104)
                                                     -----------       -----------       -----------

Cash flows from investing activities
  Purchases of property and equipment                    (11,202)          (41,385)         (113,416)
  Advances to related party                                   --                --           (64,935)
  Repayments for advances to related parties                  --            64,935            64,935
  Loans to related party                                      --                --          (278,027)
  Repayments from loans to related parties                    --           278,027           278,027
                                                     -----------       -----------       -----------

        Net cash (used in) provided by
          investing activities                           (11,202)          301,577          (113,416)
                                                     -----------       -----------       -----------

Cash flows from financing activities
  Proceeds from issuance of common stock                      --           412,745         1,220,364
  Loans and advances from related parties              1,398,558         1,189,963         2,588,514
  Proceeds from convertible notes                             --                --           280,000
                                                     -----------       -----------       -----------

        Net cash provided by financing
          activities                                   1,398,558         1,602,708         4,088,878
                                                     -----------       -----------       -----------

Net increase (decrease) in cash                           38,378           (24,990)           65,358

Cash - beginning of period                                26,980            51,970                --
                                                     -----------       -----------       -----------

Cash - end of period                                 $    65,358       $    26,980       $    65,358
                                                     ===========       ===========       ===========

--------------------------------------------------------------------------------
See accompanying notes and independent auditor's report.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


1.   Organization and Operations

       PowerChannel Holdings, Inc. was incorporated under the laws of the State of Delaware on March 26, 1999. The Company's wholly owned subsidiaries PowerChannel, Inc. and PowerChannel.com, Inc. were incorporated under the laws of the State of Delaware on August 10, 1998, and April 19, 2000, respectively.

       The Company is a consumer electronics marketing company dedicated to offering a wide range of electronic appliances and services to the consumer market. PowerChannel's product line includes low-cost, through-the-television Internet access in the United States. The Company plans to furnish its products to the Hispanic market, due to the fact that the product is tailored in all respects to its audience's linguistic, ethnic, cultural and economic trends. At the same time, PowerChannel provides these simple and cost-effective Internet access solutions to the public at large.

       On July 21, 2003, pursuant to a stock purchase agreement and share exchange, the Company merged into Sealant Solutions, Inc. (Sealant); accordingly, the separate existence of the Company will cease to exist and Sealant will continue as the surviving corporation. Additionally, Sealant has agreed to change its name to PowerChannel, Inc.

       Financial Condition

       The Company incurred net losses of approximately $7,123,357 for the period August 10, 1998 (inception) to December 31, 2002. At December 31, 2002, the Company had no continuing source of operating revenue and was still in the development stage. The continuance of the Company depends on the financial support of its shareholders and the development and implementation of its business plan. Management's plans with respect to alleviation of the going concern issues include establishment of strategic partnerships with key suppliers and customers, the raising of capital by the sale of shares of common stock in the Company, and through future potential operating revenues stemming from the sale of set-top boxes (in inventory).

       As a result of the above factors, there is substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2. Summary of Significant Accounting Policies

       Principles of Consolidation

       The consolidated financial statements include the accounts of PowerChannel Holdings, Inc. and its wholly owned subsidiaries, PowerChannel Inc. and PowerChannel.com, Inc. All significant intercompany balances and transactions have been eliminated.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------


2. Summary of Significant Accounting Policies (continued)

       Inventories

       Inventories are stated at the lower of cost or market on a first-in, first-out basis.

       Investment in PowerChannel Europe PLC

       The investment in an unconsolidated affiliate, PowerChannel Europe PLC, over which the Company exercises significant influence but not control, is accounted for by the equity method. The equity method was discontinued in 2002 when the investment was reduced to zero.

       Property and Equipment

       Property and equipment are stated at cost. Major property additions, replacements and betterments are capitalized, while maintenance and repairs, which do not extend the useful lives of these assets, are expensed as incurred. Depreciation is provided over the estimated useful lives of the assets using the straight-line and accelerated methods. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheet, and a gain or loss is reflected in earnings.

       Income Taxes

       The Company is taxed as a C Corporation under the provisions of both the Internal Revenue Code and state laws.

       Use of Estimates

       The preparation of the consolidated financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

       The Company has 9,600 set-top boxes in inventory and believes that these will be sold. No estimate can be made of a range of amounts of loss that are reasonably possible should the Company not sell its inventory.

       New Accounting Standards

       In August 2001, the Financial Accounting Standards Board issued FAS No. 143 (FAS 143), "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" which is required to be adopted in fiscal years beginning after June 15, 2002. FAS 143 establishes accounting standards for the recognition of and measurement of an asset retirement obligation and its associated asset retirement cost.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

2. Summary of Significant Accounting Policies (continued)

       In April 2002, the FASB issued FAS No. 145 (FAS 145), "Recission of FASB Statements No. 4, 44 and 64, amendment of FASB Statement No. 13, and
       Technical Corrections," which among other matters, limits the classification of gains and losses from extinguishment of debt as extraordinary to only those transactions that are unusual and infrequent in nature as defined by APB Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." FAS 145 is effective no later than January 1, 2003.

       In June 2002, the FASB issued FAS No. 146 (FAS 146), "Accounting for Costs Associated with Exit or Disposal Activities." FAS 146 generally requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. This pronouncement is effective for exit or disposal activities initiated after December 31, 2002.

       In May 2003, the FASB issued FAS No. 150 (FAS 150), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This statement affects the classification, measurement and disclosure requirements of certain freestanding financial instruments including mandatorily redeemable shares. FAS 150 is effective for all financial instruments entered into or modified after May 31, 2003.

       The adoption of FAS 143, 145 (other than as noted below), 146 and 150 is not expected to have a material effect on the Company's results of operations or financial position. The adoption of FAS 145 in recording the Company's share of PowerChannel Europe PLC's 2001 net income was not material.

3.     Property and Equipment

       The detail of property and equipment is as follows at December 31:

                                             2002                  2001
                                       -----------------    -------------------
      Office equipment                 $          65,822    $            55,306
      Furniture and fixtures                      21,275                 21,275
      Automobiles                                     --                 25,307
                                       -----------------    -------------------
                                                   87,097               101,888
      Less accumulated depreciation                53,005                38,299
                                       ------------------   -------------------

                                       $           34,092   $            63,589
                                       ==================   ===================

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

3.     Property and Equipment (continued)

       The estimated useful lives of the various classes of physical assets were as follows:

               Office equipment                                        5 years
               Furniture and fixtures                                  7 years
               Automobiles                                             5 years

4.     Investment in Unconsolidated Affiliate

       Prior to November 1999, the Company beneficially owned 100% of PowerChannel Limited, which, at the time was an inactive company, with no assets and no revenues. In November 1999, the Board passed a resolution distributing eighty (80%) percent of its shareholding in PowerChannel Limited to the Company's shareholders.

       In January 2000, PowerChannel Limited changed its name to PowerChannel Europe Limited and in April 2000 to PowerChannel Europe PLC ("PCE"). The Company currently owns 19.68% of the outstanding ordinary shares of PCE. PCE holds the European rights to the PowerChannel patent-pending business model and know-how, owned and developed by the Company. A new company with the name PowerChannel Limited has been incorporated as a subsidiary of PCE to roll out the PowerChannel model in the UK and Ireland.
       PowerChannel Limited had entered into a strategic partnership with Granada Media Group.

       Under the alliance, the strategic partner was allotted a five (5%) percent equity investment in PowerChannel Limited convertible into shares in PCE for nil consideration. PowerChannel Limited was to finance the procurement of the set-top boxes.

       In April 2000, the strategic partner converted its shares in PowerChannel Limited into shares of PCE and invested approximately (pound)13 million (approximately $21 million) for new shares in PCE. As a result of the conversion and the cash investment, the strategic partner owned 23.5% of the fully diluted share capital of PCE.

       The strategic partnership with Granada Media Group terminated in February 2001.

       In accordance with accounting for the investment in PCE under the equity method, the Company is required to record capital transactions of PCE as if the investee were a consolidated subsidiary. Pursuant to this requirement, the Company recorded an increase of $3,103,764 in their investment in PCE and a corresponding increase in additional capital.

       For the year ended December 31, 2002 and 2001, the Company has recorded its pro-rata share of PCE's (loss) income amounting to ($339,598) and $361,419, respectively.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

4.     Investment in Unconsolidated Affiliate (continued)

       Additionally, PCE's consolidated financial statements, which were audited by auditors other than Yohalem Gillman & Company LLP, were issued as a going concern based on the uncertainty as to the group's future funding, which is dependent on realizing adequate funds from the sale of certain assets.

       The following table provides condensed consolidated financial information about PCE as of December 31, 2002 and 2001 and for the years then ended:

                                           2002                 2001
                                         --------          ------------

           Current assets                $                 $  3,342,770
           Total assets                  $                 $  3,342,770
           Non-current assets            $                 $         --
           Current liabilities           $                 $    205,190
           Total liabilities             $                 $    205,190
           Equity                        $                 $  3,137,580
           Revenues                      $                 $         --
           Net (loss) income             $                 $  1,473,839

       The 2001 net income included in the above table includes a non recurring gain of approximately $5.4 million on a settlement from a former shareholder and $98,791 gain on forgiveness of debt. Additionally, it includes a loss on the write down of inventory amounting to approximately $2.5 million.

5.     Series A Convertible Notes

       On February 29, 2000, PowerChannel entered into subscription agreements with seven individuals and in conjunction with such agreements, issued Series A Convertible Notes. Pursuant to these notes, PowerChannel acquired $280,000 in investment capital and issued security interests at 7% interest for a term of three years. At the option of the note holders, these notes may be converted into common stock for the value of the note at a price of $0.1287 per share. These notes were satisfied pursuant to the merger as described in Note 1.

6.     Related Party Transaction

       In August 1998, the Company entered into an agreement with Long Distance Direct Holdings, Inc. ("LDDI") (an affiliate), which stipulates that LDDI will make certain employees available to the Company as needed to assist the Company in conducting its business. This agreement expired in August 1999. In consideration, the Company issued LDDI the right to purchase 2,000,000 shares at $.10 per share of the Company's stock. In August 1999, LDDI exercised its right.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

6.     Related Party Transaction (continued)

       During 2000, the Company loaned LDDI approximately $278,000 pursuant to a promissory note. The note requires interest to be paid at 7.5% per annum, with principal and all accrued interest due on June 30, 2001. If LDDI fails to repay the note in full at the maturity date, it shall deliver to the Company in satisfaction of the note, the number of shares of the Company's common stock based on each share being valued at $1 per share. In April 2001, the maturity date of the note was extended to December 31, 2001 for additional consideration of $10,000. This amount was repaid in 2001.

       On January 7, 2000, the Securities and Exchange Commission filed an action in federal court against Long Distance Direct Holdings, Inc., alleging violations of the Securities and Exchange Act of 1934 for failing to file, or filing late, a number of the annual reports required to be filed on Form 10-K and some quarterly reports required to be filed on Form 10-Q from 1995 through 1999. Long Distance Direct Holdings, Inc. subsequently entered into a final judgment with the Commission, which was filed with the Court on March 7, 2000, enjoining Long Distance Direct Holdings, Inc. from failing to file accurate and complete reports required to be filed with the Commission. The final judgment further ordered that on or before April 30, 2000, Long Distance Holdings, Inc. file:

       o      a  complete  and  accurate  annual  report on Form 10-K for fiscal
              1998;

       o complete and accurate quarterly reports on Form 10-Q for the second through fourth quarters of 1999; and

       o such other periodic reports which may become due prior to entry of the judgment.

       The final judgment further provided the filing of a notification with the Court of the filing of its delinquent reports, and also that a copy of the Final Judgment be delivered to any incoming chief executive officer or president of Long Distance Direct Holdings, Inc. LDDI has not complied with the terms of the final judgment concerning the Form 10-K and Form 10-Q filings and has commenced making such filings.

       Long Distance Direct, Inc., a wholly owned subsidiary of Long Distance Direct Holdings, Inc., is subject to an order of the Federal Communications Commission dated February 9, 2000, for willfully or repeatedly violating section 258 of the Communications Act of 1934. Additionally, Long Distance Direct Holdings, Inc. filed for bankruptcy in January 2002.


7.     Stockholders' Equity

       PowerChannel, Inc. shareholders exchanged all of their shares of stock for an equal number of shares in PowerChannel Holdings, Inc. during 1999.

       Warrants  for the  purchase  of  300,000  shares  of  common  stock  were
       outstanding   at  December  31,  2002  and  2001.   These  warrants  were
       subsequently cancelled during July 2003.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

7.     Stockholders' Equity (continued)

       PowerChannel's certificate of incorporation authorizes the issuance of "blank check" preferred stock with whatever designation, rights and preferences as may be determined by the board of directors. Accordingly, the board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation conversion, voting, or other rights, which could adversely affect the voting power and other rights of the holders of common stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of PowerChannel. The Company does not currently intend to issue any shares of preferred stock, however there can be no assurance that it will not do so.

8.     Federal Income Taxes

       The Company accounts for income taxes in accordance with the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       As of December 31, 2002 and 2001 net operating loss (NOL) carryforwards amounted to approximately $7,500,000 and $5,400,000, respectively and will expire in between 2016 and 2022.

       Pursuant to SFAS No. 109, for financial reporting purposes, a valuation allowance was recorded as of December 31, 2002 and 2001 to fully offset the Company's net deferred tax assets of approximately $2,500,000 and $2,200,000, respectively, relating to the NOL. The Company is not current with respect to its corporate income tax filings.

9.     Commitment

       The Company conducts its operations in office space under an operating lease which expired in December 2002. The lease provided for increases in rent for utilities and other building operating costs.

       Rent expense for the year ended December 31, 2002 and 2001 amounted to approximately $87,500 and $51,470 respectively.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

9.     Commitment (continued)

       The Company entered into employment agreements with James Gambrell, Michael Preston and Steven Lampert on March 1, 2000. The agreements expired on February 28, 2003 and provided for annual salaries of $250,000 for Mr. Gambrell and $200,000 each for Mr. Preston and Mr. Lampert. Additionally, the agreements provide for certain fringe benefits and stock options (see Note 12). Amounts paid to Messrs. Preston and Lampert aggregated to $165,000 and $323,000 for the years ended December 31, 2002 and 2001, respectively.

10.    Licensing Agreements

       The Company entered into an Intellectual Property License Agreement in 2000 with PCE (see Note 4). The Company is the owner of certain inventions, technology, expertise, know-how and intellectual property, which PCE wishes to use. Pursuant to the terms of the agreement, the Company has granted PCE a non-transferable exclusive use of the technology in Europe. In consideration PCE has agreed to pay the Company an initial payment of $10,000 as well as monthly costs incurred by the Company for development work. During the year ended December 31, 2000, PCE paid the Company $1,568,456, pursuant to this agreement, of which $1,558,875 is recorded in the financial statements as license fees.

       On August 12, 1998, PowerChannel, Inc. entered into a licensing agreement with American Interactive Media, Inc. (AIM) to offer free Internet access to consumers, utilizing AIM supplied set-top appliances and AIM provided Internet service provider (WebPassport Network). This licensing agreement was superseded by a new agreement dated May 19, 1999. The new agreement granted to PowerChannel, Inc. an exclusive worldwide license with the right to sublicense the "WebPassport system", the "WebPassport intellectual property" and the "WebPassport technology". PowerChannel, Inc. signed a convertible promissory note in the amount of $1,090,000 at an interest rate of 3% above the prime rate, which was scheduled to mature on December 31, 2000. This note represented $90,000 in set-top appliances and $1,000,000 in prepaid license fees. During 1999, AIM sent PowerChannel, Inc. notification that it was terminating the license agreement and requested payment in full of the underlying note. PowerChannel, Inc. disputed the termination notice with AIM and entered into discussions to settle the dispute. On June 30, 2000, the parties entered into a termination agreement, which rescinded all previous agreements. Pursuant to this termination agreement, PowerChannel Holdings, Inc. issued AIM 288,000 shares of its common stock as payment in full for PowerChannel, Inc. retaining possession of the set-top appliances (costing $90,000) and as settlement for the $53,000 which was owed to AIM as reimbursement of certain operating costs as called for under the May 19th agreement. Additionally, the Company issued AIM 50,000 warrants for shares at $2.50 per share, which are exercisable for 3 years. AIM and PowerChannel, Inc. agreed to release each other from all other liabilities associated with their relationship.

POWERCHANNEL HOLDINGS, INC. AND SUBSIDIARIES
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2002 AND 2001
--------------------------------------------------------------------------------

11.    Litigation

       Two lawsuits by stockholders alleging investment fraud have been asserted against the Company seeking damages of approximately $60,000. Management is unable to determine the ultimate outcome of the above claims, but they believe that the resolution of these claims will not have a material effect on the financial position or results of operations of the Company.

12.    Stock Option Plan

       During 2001, the Company adopted the 2001 Stock Option Plan. The aggregate number of common shares that may be issued is 2,500,000. Any key employee shall be eligible to be granted options as determined by the Company's stock option committee. The price of the shares subject to each option shall not be less than 100% of the fair market value of such shares on the date such option is granted. Under this plan, options to purchase shares in the stock of PowerChannel Holdings, Inc. were as follows: 600,000 to James Gambrell, 250,000 to Michael Preston, and 250,000 shares to Steven Lampert. The exercise price is $1.00 per share. No options have been issued under this plan through May 18, 2001. This stock option plan was cancelled during July 2003.

(c) Exhibits

Number   Exhibit
------   -------

10.1     Stock Purchase Agreement and Share Exchange*

10.2     Amendment to Stock Purchase Agreement and Share Exchange*

* Filed with the original 8-K with the SEC on July 28, 2003

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           SEALANT SOLUTIONS, INC.


                                           By: /s/ Steve Lampert
                                               -------------------------------
                                               Steven Lampert
                                               President

September 29, 2003